UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 9, 2018

HANCOCK HOLDING COMPANY
(Exact Name of Registrant as Specified in Charter)
Mississippi	001-3687	64-0693170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Hancock Plaza 2510 14th Street Gulfport, Mississippi (Address of principal executive offices)	39501 (Zip Code)
(228) 868-4000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.  Other Events.

 Following the recent enactment of the Tax Cuts and Jobs Act of 2017 ("TCJA"), Hancock Holding Company expects to record a charge against fourth quarter 2017 earnings of approximately $19.5 million as a result of the tax rate reduction and the re-measurement of its net deferred tax asset. In addition, the Company expects its effective tax rate to drop from 24% in 2017 to approximately 16% to 18% beginning in 2018, mainly as a result of the tax reform act. The Company's effective income tax rate continues to be less than the statutory rate due primarily to tax-exempt income and tax credits. The Company is in the process of finalizing these estimated calculations, and will continue to evaluate the effect of tax reform on its financial results. Additional details will be included in its Annual Report on Form 10-K for the year ended December 31, 2017.

 The information in this report is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information in this report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise stated in such filings.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of, and subject to the protections of, section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended.  Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words "believes," "expects," "anticipates," "estimates," "intends," "plans," "forecast," "goals," "targets," "initiatives," "focus," "potentially," "probably," "projects," "outlook" or similar expressions or future conditional verbs such as "may," "will," "should," "would," and "could." Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Investors are cautioned against placing undue reliance on such statements. Statements about the impact of the tax reform act, including expectations regarding our net deferred tax assets and our effective tax rate, are preliminary only and may differ materially from those set forth in the forward looking statements and are subject to significant risks, uncertainties and other factors including the risk that Hancock may not be able to realize the value of deferred tax assets and the risk that rules affecting revaluing deferred tax assets may change.  Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 and in other periodic reports that we file with the SEC.  Such reports are available upon request from the company or from the Securities and Exchange Commission, including through the SEC's website at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK HOLDING COMPANY

January 9, 2018	By:	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer